UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007
GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida (Address of principal executive offices)	32256 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Compensatory Arrangements of Certain Executives and Other Officers

On June 1, 2007, the Board of Directors of Global Axcess Corp. (the “Company”) approved the Net Enterprise Value Special Transaction Plan (the “Plan”), a copy of which is annexed hereto as Exhibit 5.2. The Plan is intended to compensate certain executives and other officers as defined in the Plan in the event of the sale of all or substantially all of the stock or assets of the Company occurring prior to December 31, 2010 (a “Sale”). The amount of any payout under the Plan shall be based upon the Net Enterprise Value, which shall be equal to the total purchase price paid by the purchasers in such Sale, as determined by the compensation committee of the Company. In accordance with the Plan, all payouts will be paid as soon as practicable after the Sale and approval of the Net Enterprise Value calculations by the compensation committee.

The foregoing summary is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 5.2 and is incorporated by reference.

Exhibit No.	Exhibit Name

5.2	Net Enterprise Value Special Transaction Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: June 14, 2007	By: /s/ George McQuain
Name: George McQuain
Title: Chief Executive Officer